EXHIBIT 99.1

Rovi Announces Intent to Pursue Sale of Rovi Entertainment Store Business and Narrows Estimates Range for Fiscal 2012

SANTA CLARA, Calif., January 3, 2013 - Rovi Corporation (NASDAQ: ROVI) today announced that it intends to pursue the sale of its Rovi Entertainment Store business as part of its ongoing strategic efforts to focus the Company on growth opportunities related to its core enabling technologies and services. The Company has retained GCA Savvian Advisors, LLC as its financial adviser in connection with the potential sale.

“The Rovi Entertainment Store has grown significantly since Rovi acquired it in February 2011, and we believe it will continue to grow and provide an excellent platform for on-demand media delivery as retailers and content owners move to distribute more content online,” said Tom Carson, President and Chief Executive of Rovi Corporation. “However, we are working to drive Rovi's future growth and increase operational efficiencies around a strategic plan building on our core assets and IP, and to ensure the management team is fully focused on that effort. We are aligning primarily around delivering enabling solutions for our service provider customers and using those efforts to also generate growth with our Consumer Electronics and other customers. Consequently, we have decided to sell the Rovi Entertainment Store business.”

As a result of this decision, Rovi will reclassify the operating results of the Rovi Entertainment Store as discontinued operations, beginning with its fourth fiscal quarter and full fiscal year 2012 results.

Rovi also announced today its updated estimates for fiscal year 2012. Had the Rovi Entertainment Store business been reclassified as discontinued operations when Rovi provided its 2012 estimates during its quarterly earnings conference call on November 1, 2012, such estimates would have been fiscal year 2012 revenue of between $645 million and $655 million, and Adjusted Pro Forma Income Per Common Share of between $2.00 and $2.10. Rovi now estimates that fiscal year 2012 revenue will be between $645 million and $650 million, and Adjusted Pro Forma Income Per Common Share will be between $2.05 and $2.10. Rovi is in the process of completing its customary year-end audit and expects to report its fourth fiscal quarter and full fiscal year 2012 results in February 2013.

Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations, excluding the Rovi Entertainment Store business, for the first three quarters of 2012 are provided in the tables below.

Analyst and Investor Meeting at CES

As previously announced, Rovi will host an analyst and investor meeting on January 9, 2013 in Las Vegas during the International Consumer Electronics Show.

At this meeting, the Company will provide an update on the business and provide additional financial information for 2013. A question and answer session will follow the presentation. Adjusted Pro Forma information to be presented at this meeting will exclude the operating results of the Rovi Entertainment Store, as it will now be classified as discontinued operations.

Rovi's investor meeting will take place at the Caesars Palace Resort, 3570 Las Vegas Blvd. South, Las Vegas, Nevada. Registration will open at 2:00 p.m. PT. The meeting will begin at 2:30 p.m. PT and is expected to last about 90 minutes. Rovi is still accepting RSVPs from investors to attend the meeting in-person.

Investors who are unable to attend the meeting in-person are encouraged to attend the audio webcast at http://tinyurl.com/d95q4c8. A recording of the audio webcast will be made available following the event and can be accessed in the Investor Relations section of the Rovi website at www.rovicorp.com.

Non-GAAP or Adjusted Pro Forma Information

Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP pro forma information prepared in accordance with ASC 805, Business Combinations.

Adjusted Pro Forma and GAAP pro forma measures assume the Sonic Solutions business combination, the Roxio software and Rovi Entertainment Store business dispositions all occurred on January 1, 2010. Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses.  Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.  This convertible debt call option was exercised in August 2011.

Management is using these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

About Rovi Corporation

Rovi powers the discovery, delivery, display and monetization of digital entertainment. With innovative technology solutions for consumer electronics manufacturers, service providers, content producers, advertisers, retailers and websites, Rovi connects people and the entertainment they love. The company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. More information about Rovi can be found at rovicorp.com.

Forward Looking Statements

All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of revenues and earnings for the 2012 fiscal year, business strategies, and possible sale of its Rovi Entertainment Store business.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company's completion of its fourth quarter and 2012 fiscal year financial close processes, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions, and the Company's completion of a sale transaction involving the Rovi Entertainment Store business. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2012 and such other documents as are filed with the Securities and Exchange

Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt
Rovi Corporation
+1 (818) 295-6800

Chris Keller
Rovi Corporation
+1 (408) 562-8400

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ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended			Three Months Ended
	March 31, 2012			June 30, 2012
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$79,354	$—	$79,354	$77,607	$—	$77,607
CE manufacturers	75,669	—	75,669	64,841	—	64,841
Other	16,704	—	16,704	13,850	—	13,850
Total revenues	171,727	—	171,727	156,298	—	156,298
Costs and expenses:
Cost of revenues (2)	25,152	(1,215)	23,937	27,134	(1,250)	25,884
Research and development (3)	40,165	(6,252)	33,913	37,451	(6,793)	30,658
Selling, general and administrative (4)	40,476	(9,768)	30,708	40,366	(8,961)	31,405
Depreciation (5)	5,000	—	5,000	5,289	—	5,289
Amortization of intangible assets	25,635	(25,635)	—	25,914	(25,914)	—
Restructuring and asset impairment charges	1,372	(1,372)	—	—	—	—
Total costs and expenses	137,800	(44,242)	93,558	136,154	(42,918)	93,236
Operating income from continuing operations	33,927	44,242	78,169	20,144	42,918	63,062
Interest expense (6)	(12,148)	6,189	(5,959)	(16,405)	6,241	(10,164)
Interest income and other, net	1,610	—	1,610	187	—	187
Debt modification expense	(4,464)	4,464	—	(32)	32	—
Loss on interest rate swaps and caps, net (7)	(104)	104	—	(6,308)	6,308	—
Loss on debt redemption	(1,758)	1,758	—	—	—	—
Income (loss) from continuing operations before income taxes	17,063	56,757	73,820	(2,414)	55,499	53,085
Income tax expense (8)	4,543	624	5,167	1,834	2,944	4,778
Income (loss) from continuing operations, net of tax	$12,520	$56,133	$68,653	$(4,248)	$52,555	$48,307
Diluted income (loss) per share from continuing operations	$0.12		$0.63	$(0.04)		$0.45
Shares used in computing diluted net earnings per share (9)	108,269	—	108,269	107,035	433	107,468

(1) GAAP Pro Forma financial information is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results.
(2) Adjustments to cost of revenues consists of $1.2 million and $1.3 million of equity based compensation for the periods ended March 31, 2012 and June 30, 2012, respectively.
(3) Adjustments to research and development consists of $6.3 million and $6.8 million of equity based compensation for the periods ended March 31, 2012 and June 30, 2012, respectively.
(4) Adjustments to selling, general and administrative consists of $9.8 million and $9.0 million of equity based compensation for the periods ended March 31, 2012 and June 30, 2012, respectively.
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) For the period ended June 30, 2012, since the preceding adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	September 30, 2012
	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$78,692	$—	$78,692
CE manufacturers	72,533	—	72,533
Other	14,372	—	14,372
Total revenues	165,597	—	165,597
Costs and expenses:
Cost of revenues (2)	27,917	(645)	27,272
Research and development (3)	35,213	(4,792)	30,421
Selling, general and administrative (4)	37,469	(7,631)	29,838
Depreciation (5)	5,414	—	5,414
Amortization of intangible assets	26,246	(26,246)	—
Restructuring and asset impairment charges	3,176	(3,176)	—
Total costs and expenses	135,435	(42,490)	92,945
Operating income from continuing operations	30,162	42,490	72,652
Interest expense (6)	(16,654)	6,148	(10,506)
Interest income and other, net	1,628	—	1,628
Loss on interest rate swaps and caps, net (7)	(4,242)	4,242	—
Income from continuing operations before income taxes	10,894	52,880	63,774
Income tax expense (8)	13,708	(7,968)	5,740
(Loss) income from continuing operations, net of tax	$(2,814)	$60,848	$58,034
Diluted (loss) income per share from continuing operations	$(0.03)		$0.56
Shares used in computing diluted net earnings per share (9)	103,307	37	103,344

(1) GAAP Pro Forma financial information is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results.
(2) Adjustments to cost of revenues consist of $0.6 million of equity based compensation.
(3) Adjustments to research and development consists of $4.8 million of equity based compensation.
(4) Adjustments to selling, general and administrative consists of $7.6 million of equity based compensation.
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) Since the preceding adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding.